UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2010 [May 14, 2010]

FACT CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-17232	84-0888594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 - 9 Avenue S.E., Calgary, Alberta, Canada	T2G 0T7
(Address of principal executive offices)	(Zip Code)

(403) 693-8004
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of Officers:

On April 29, 2010 the Company advised its Vice President Sales, Ms. Denise Gurley, of her release as an employee of the Company.  The decision to release Ms. Gurley was determined based on two key factors:

(1)	The Company is continually raising capital via equity and debt financing in order to fund the current shortfall in operational expenditures due to insufficient sales to meet overhead; and,
(2)
The annual review of Ms. Gurley’s performance indicated that results were not sufficient to continue employment at the current annual rate of pay when new investment funds could be allocated to more efficient usage.

Thereafter, the Company requested that Ms. Gurley resign her position as an officer of the Company.  Ms. Gurley declined to resign, and therefore, effective May 14, 2010 the Company’s board of directors removed Ms. Gurley as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACT CORPORATION
May 14, 2010	By: /s/ Jacqueline Danforth
Jacqueline Danforth President